UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2012

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)
Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Severance Agreements with Kevin Miller and Rocco Campanelli

On December 27, 2012, RCM Technologies, Inc. (the “Company”) entered into Executive Severance Agreements (collectively, the “Agreements”) with Rocco Campanelli (“Mr. Campanelli”), the Company’s Executive Vice President, and Kevin Miller (“Mr. Miller”), the Company’s Chief Financial Officer, which set forth the terms and conditions of certain payments to be made by the Company to each executive in the event, while employed by the Company, such executive experiences (a) a termination of employment unrelated to a “Change in Control” (as defined in the Agreements) or (b) there occurs a Change in Control and either (i) the executive’s employment is terminated for a reason related to the Change in Control or (ii) the executive remains continuously employed with the Company for a specified period of time following the Change in Control (i.e., twelve months for Mr. Campanelli and three months for Mr. Miller).

Severance upon Termination Unrelated to a Change in Control

Under the terms of the Agreements, if either (a) the executive is involuntarily terminated by the Company for any reason other than “Cause” (as defined in the Agreements), “Disability” (as defined in the Agreements) or death, or (b) the executive resigns for “Good Reason” (as defined in the Agreements), and, in each case, the termination is not a “Termination Related to a Change in Control” (as defined below), the executive will receive the following severance payments:

·
an amount equal to 1.5 times the sum of (a) the executive’s annual base salary as in effect immediately prior to the termination date (before taking into account any reduction that constitutes Good Reason) (“Annual Base Salary”) and (b) highest annual bonus paid to the executive in any of the three fiscal years immediately preceding the executive’s termination date (“Bonus”), to be paid in installments over the twelve month period following the executive’s termination date; and

·
for a period of eighteen months following the executive’s termination date, a monthly payment equal to the monthly premium under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”) that the executive is required to pay to continue medical, vision, and dental coverage, for himself and, where applicable, his spouse and eligible dependents, under such Company plans in which the executive was participating immediately prior to his termination date, provided that the monthly payments are conditioned on the executive making an election to receive COBRA continuation coverage and paying the monthly premium, and executive not becoming eligible for such coverage under another employer’s plan.

Notwithstanding the above, if the executive has a termination as described above and can reasonably demonstrate that such termination would constitute a Termination Related to a Change in Control, and a Change in Control occurs within 120 days following the executive’s termination date, the executive will be entitled to receive the payments set forth below for a Termination Related to a Change in Control, less any amounts already paid to the executive, upon consummation of the Change in Control.

Severance Upon Termination Related to a Change in Control

Under the terms of the Agreements, if a Change in Control occurs and:

(a) the executive experiences a Termination Related to a Change in Control on account of

(i) an involuntary termination by the Company for any reason other than Cause, death, or Disability,

(ii) an involuntary termination by the Company within a specified period of time following a Change in Control (i.e., twelve months for Mr. Campanelli and three months for Mr. Miller) on account of Disability or death, or

(iii) a resignation by the executive with Good Reason; or

(b) a resignation by the executive, with or without Good Reason, which results in a termination date that is the last day of the specified period (i.e., twelve months for Mr. Campanelli and three months for Mr. Miller) following a Change in Control, then the executive will receive the following severance payments:

·	a lump sum payment equal to two times the sum of the executive’s (a) Annual Base Salary and (b) Bonus; and

·
a lump sum payment equal to twenty four multiplied the monthly COBRA premium cost, as in effect immediately prior to the executive’s termination date, for the executive to continue medical, dental and vision coverage, as applicable, in such Company plans for himself and, if applicable, his spouse and eligible dependents, in which he (and his spouse and eligible dependents) was participating immediately prior to this termination date.

A “Termination Related to a Change in Control” is defined under the Agreements as a termination either:

·
within 120 days prior to a Change in Control, provided that the executive can reasonably demonstrate that the termination was at the request of a third party who has taken steps to effect a Change in Control or otherwise arose in connection with a Change in Control, or

·	within a specified period of time following a Change in Control (i.e., twelve months for Mr. Campanelli and three months for Mr. Miller).

Change in Control Payment

The Agreements provide that if the executive remains continuously employed for a specified period of time following a Change in Control (i.e., twelve months for Mr. Campanelli and three months for Mr. Miller) and is employed by the Company on the last day of such specified period, the executive will receive a lump sum payment equal to two times the sum of the executive’s (a) Annual Base Salary and (b) Bonus (the “Change in Control Payment”).  If the executive receives the Change in Control Payment, the executive will not be eligible to receive any severance payments under his Agreement.

Termination Due to Death, Cause, or Disability or Resignation without Good Reason

Each executive will not be entitled to any severance benefits in the event of the executive’s termination of employment on account of death, Disability, or resignation without Good Reason (except as described above upon a Termination Related to a Change in Control) or upon a termination of employment for Cause.

Release

The severance payments and Change in Control Payment are each conditioned upon the executive, or the executive’s beneficiary (in the event of death), executing and not revoking a release of claims.

Effect of Code Section 280G

Each Agreement provides that if a Change in Control occurs and the payments to the executive under his Agreement or any other Company plan or agreement result in the executive being subject to an excise tax under section 4999 of the Internal Revenue Code (the “Code”), the executive will either have his payments reduced so as to avoid any adverse tax consequences or receive the full payments, whichever results in the greater net after-tax amount to the executive, as determined in accordance with section 280G of the Code.

Restrictive Covenants

Each Agreement includes (a) a non-competition restriction during the term of the executive’s employment and for one year after his termination of employment, (b) a confidentiality restriction during the executive’s employment and thereafter, and (c) a non-solicitation of employees, current and prospective customers and acquisition targets during the term of the executive’s employment and for one year after his termination of employment.

Term of the Agreements

The Agreements remain in effect for the duration of the executives’ employment, unless terminated by mutual agreement between the Company and the executive.

The foregoing description of the Agreements is qualified in its entirety by the provisions of the Agreements, copies of which are filed herewith as Exhibits 99.1 and 99.2.

Item 9.01                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

99.1	Executive Severance Agreement between RCM Technologies, Inc. and Rocco Campanelli dated December 27, 2012

99.2	Executive Severance Agreement between RCM Technologies, Inc. and Kevin Miller dated December 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Name: Kevin D. Miller Title: Chief Financial Officer

Dated:  December 28, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Executive Severance Agreement between RCM Technologies, Inc. and Rocco Campanelli dated December 27, 2012

99.2	Executive Severance Agreement between RCM Technologies, Inc. and Kevin Miller dated December 27, 2012